Cricut, Inc. Reports Third Quarter 2023 Financial Results
Total users grew to over 8.6 million, up 16% over Q3 2022
Paid subscribers of approximately 2.7 million, up 11% over Q3 2022
Delivered 19th consecutive quarter of profitability with net income of $17.2 million, up 38% over Q3 2022
Delivered Q3 2023 revenue of $174.9 million, 1% decline compared to Q3 2022
SOUTH JORDAN, Utah, November 7, 2023 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its third quarter ended September 30, 2023.
“The third quarter was strong from a profitability perspective, with operating income +36% year over year despite a 1% sales decline. As we mentioned before, in 2023, we are focused on profitability and remain disciplined in our investments to generate value over time. We launched two new products in the quarter: Joy Xtra and Cricut Venture. We are encouraged by our subscriptions revenue which grew 11% year over year. Our international growth was positive, with 36% year over year growth. The Cricut platform now has over 8.6 million total users, up 16% over the third quarter last year. This creates a tremendous opportunity for us to build deeper user engagement on our platform by helping them discover inspiration, design then make their projects and share them on our platform,” said Ashish Arora, Chief Executive Officer of Cricut.
Third Quarter 2023 Financial Results
•Revenue was $174.9 million, down 1% from Q3 2022.
•Connected machine revenue was $49.5 million, down 6% from Q3 2022.
•Subscriptions revenue was $76.3 million, up 11% over Q3 2022.
•Accessories and materials revenue was $49.1 million, down 12% from Q3 2022.
•International revenue increased by 36% over Q3 2022 and was 21% of total revenue, up from 16% of total revenue in Q3 2022.
•Gross margin was 46.8%, up from 46.2% in Q3 2022.
•Operating income was $23.7 million, or 13.5% of total revenue compared to $17.4 million, or 9.8% of revenue in Q3 2022.
•Net income was $17.2 million, or 9.8% of revenue, and up 38% from Q3 2022. Net income in Q3 2022 was $12.4 million, or 7.0% of revenue.
•Diluted earnings per share was $0.08 up from $0.06 per share in Q3 2022.
•Generated $36.4 million in Cash from Operations in Q3 and $196.0 million year to date. Used $0.3 million to repurchase 39 thousand shares of our common stock in Q3 and year to date used $4.6 million to repurchase 490 thousand shares. After the end of Q3 and through October 31 we used $6.9 million of cash to repurchase 821 thousand shares which results in $20 million remaining in the repurchase program as of November 1.
"We delivered our 19th consecutive quarter of positive net income and continue to generate healthy cash flow on an annual basis. Year to date, we have generated $196.0 million in cash from operations and ended the third quarter with $173.6 million in cash and cash equivalents, and we remain debt free. In the second quarter, we announced a $234.6 million special shareholder dividend, of which $232.2 million was distributed in July, with the remainder to be paid upon vesting of restricted shares.” said Kimball Shill, Chief Financial Officer of Cricut. “We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”

Recent Business Highlights
•Launched Cricut Venture in July, the largest and fastest connected cutting machine on the Cricut Platform.
•Launched Joy Xtra in September, targeted primarily at new creative users and broadening our market with a printer-friendly compatible format, designed to help makers create the most popular projects, especially full-color stickers, as well as custom cards, t-shirts, and much more, yet compact enough to fit into any space.
•Total user base grew to over 8.6 million, or 16% year over year.
•As of the end of Q3 2023, there were over 3.6 million engaged users cutting on the Cricut platform in the past 90 days, or 42% of our total user base.
•Paid subscribers of approximately 2.7 million by the end of Q3, up 11% year over year.
Key Performance Metrics

	As of September 30,
	2023	2022
Users (in thousands)	8,639	7,457
Percentage of Users Creating in Trailing 90 Days	42%	48%
Number of Users Creating in Trailing 90 Days	3,641	3,564
Paid Subscribers (in thousands)	2,699	2,438

	Three Months Ended September 30,
	2023	2022
Subscription ARPU	$8.93	$9.40
Accessories and Materials ARPU	$5.75	$7.61
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, November 7, 2023 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI75c642d5ec7a4fa7b8558c43b95f41b7. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™ series, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Connected machines	$49,495	$52,420	$120,910	$150,249
Subscriptions	76,265	68,865	227,477	201,247
Accessories and materials	49,149	55,711	185,514	254,040
Total revenue	174,909	176,996	533,901	605,536
Cost of revenue:
Connected machines	41,613	49,240	108,444	144,835
Subscriptions	8,166	6,500	23,695	18,933
Accessories and materials	43,196	39,422	155,507	175,486
Total cost of revenue	92,975	95,162	287,646	339,254
Gross profit	81,934	81,834	246,255	266,282
Operating expenses:
Research and development	15,910	18,747	50,057	59,332
Sales and marketing	28,375	29,165	87,398	93,470
General and administrative	13,962	16,501	55,334	44,623
Total operating expenses	58,247	64,413	192,789	197,425
Income from operations	23,687	17,421	53,466	68,857
Total other income (expense), net	1,828	235	7,834	518
Income before provision for income taxes	25,515	17,656	61,300	69,375
Provision for income taxes	8,290	5,212	18,952	19,600
Net income	$17,225	$12,444	$42,348	$49,775
Other comprehensive income (loss):
Change in net unrealized gains on marketable securities, net of tax	$76	$271	(54)	(72)
Change in foreign currency translation adjustment, net of tax	(56)	(120)	(88)	(242)
Comprehensive income	$17,245	$12,595	42,206	49,461
Earnings per share, basic	$0.08	$0.06	$0.20	$0.23
Earnings per share, diluted	$0.08	$0.06	$0.19	$0.23
Weighted-average common shares outstanding, basic	217,737,089	215,347,882	216,771,051	214,361,026
Weighted-average common shares outstanding, diluted	220,424,691	220,353,807	219,920,343	221,103,591

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of September 30, 2023	As of December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,552	$224,943
Marketable securities	101,075	74,256
Accounts receivable, net	92,195	136,539
Inventories	303,592	351,682
Prepaid expenses and other current assets	16,352	23,842
Total current assets	585,766	811,262
Property and equipment, net	58,026	63,407
Operating lease right-of-use asset	13,326	17,078
Intangible assets, net	190	760
Deferred tax assets	35,774	23,819
Other assets	25,867	33,301
Total assets	$718,949	$949,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$80,011	$63,195
Accrued expenses and other current liabilities	48,447	69,775
Deferred revenue, current portion	37,862	34,869
Operating lease liabilities, current portion	5,392	5,436
Dividends payable, current portion	2,253	80,781
Total current liabilities	173,965	254,056
Operating lease liabilities, net of current portion	9,829	13,935
Deferred revenue, net of current portion	2,613	3,789
Other non-current liabilities	6,271	5,112
Total liabilities	192,678	276,892
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of September 30, 2023, 219,855,433 shares issued and outstanding as of September 30, 2023; 1,250,000,000 shares authorized as of December 31, 2022, 219,656,587 shares issued and outstanding as of December 31, 2022.	220	220
Additional paid-in capital	509,443	672,990
Retained earnings	17,225	—
Accumulated other comprehensive loss	(617)	(475)
Total stockholders’ equity	526,271	672,735
Total liabilities and stockholders’ equity	$718,949	$949,627

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$42,348	$49,775
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	22,072	19,841
Bad debt expense	2,144	—
Impairments	1,960	—
Stock-based compensation	34,789	30,630
Deferred income tax	(11,938)	—
Non-cash lease expense	3,727	3,620
Unrealized foreign currency loss	950	—
Provision for inventory obsolescence	17,942	6,197
Other	(1,846)	218
Changes in operating assets and liabilities:
Accounts receivable	41,200	111,600
Inventories	37,488	(60,844)
Prepaid expenses and other current assets	7,490	(897)
Other assets	274	(309)
Accounts payable	17,102	(132,011)
Accrued expenses and other current liabilities and other non-current liabilities	(17,437)	(21,506)
Operating lease liabilities	(4,056)	(3,176)
Deferred revenue	1,817	(2,508)
Net cash and cash equivalents used in operating activities	196,026	630
Cash flows from investing activities:
Purchase of marketable securities	(44,256)	(180,112)
Proceeds from maturities of marketable securities	19,200	21,393
Proceeds from sales of marketable securities	—	84,621
Acquisitions of property and equipment, including capitalized software development costs	(18,942)	(26,913)
Net cash and cash equivalents used in investing activities	(43,998)	(101,011)
Cash flows from financing activities:
Repurchase of common stock	(4,558)	(9,970)
Repurchase of compensatory units	—	(14)
Proceeds from exercise of stock options	382	31
Employee tax withholding payments on stock-based awards	(6,328)	(5,401)
Payments for debt issuance costs	—	(1,300)
Cash dividend	(293,820)	—
Net cash and cash equivalents used in financing activities	(304,324)	(16,654)
Effect of exchange rate on changes on cash and cash equivalents	(95)	(380)
Net decrease in cash and cash equivalents	(152,391)	(117,415)
Cash and cash equivalents at beginning of period	224,943	241,597
Cash and cash equivalents at end of period	$72,552	$124,182
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$21,590	$17,966
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$4,264
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,764	$2,967
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$1,129	$575
Stock-based compensation capitalized for software development costs	$1,520	$1,815
Leasehold improvements acquired through tenant allowances	$—	$859